Exhibit 99.1

Pulse Biosciences Reports First Quarter 2020 Financial Results

HAYWARD, Calif. [Business Wire] – May 11, 2020. Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel bioelectric medicine company, today announced financial results for the first quarter ended March 31, 2020.

Recent Highlights

•

Completed Pre-Submission meeting with the U.S. Food and Drug Administration (FDA) to establish the criteria for the studies required for a 510(k) submission for the CellFX System for a general indication in aesthetic dermatology

•	Obtained ISO-13485:2016 Quality System Management Certification to begin preparations for CE Mark filing and subsequent international commercialization of the CellFX System
•

Initiated a rights offering seeking to raise gross proceeds of approximately $30 million through the sale of units consisting of common stock and warrants to existing stockholders, excluding proceeds of up to $4.5 million from the exercise of warrants issued in the rights offering

“Amid the difficult current circumstances created by the COVID-19 pandemic, Pulse Biosciences has prioritized mitigating infection risks to ensure the health of our team and community while continuing progress towards our goal of commercializing the CellFX System. We are thankful to all the members of the healthcare system and our thoughts are with those impacted by COVID-19,” said Darrin Uecker, President and CEO of Pulse Biosciences. “We are very pleased to have recently completed our Pre-Submission meeting with FDA regarding our upcoming 510(k) submission for our CellFX System for a general indication in aesthetic dermatology. We now have greater clarity and confirmation around the requirements to achieve clearance for this indication. We remain extremely confident in the long-term value of our Nano-Pulse Stimulation technology and the value it can provide to patients and physicians in treating a broad range of dermatologic conditions and through additional clinical applications in the future.”

Financial Update

Cash, cash equivalents and investments totaled $15.9 million as of March 31, 2020, compared to $25.4 million as of December 31, 2019. Cash used in the first quarter totaled $9.5 million.

Operating expenses for the three months ended March 31, 2020 were $12.0 million, compared to $10.4 million for the prior year period. The increase in operating expenses was driven by the expansion of operational infrastructure including marketing and sales functions as well as the expansion of the research and development teams and clinical trial costs.

Net loss for the first quarter ended March 31, 2020 was $11.9 million compared to $10.1 million for the first quarter ended March 31, 2019.

Impact of COVID-19

Our operations in the first quarter of 2020 experienced minimal impacts as a result of the COVID-19 pandemic. Product development and regulatory timelines have not been materially affected at this point but due to the uncertain scope and duration of the pandemic, we cannot reasonably estimate the future impact to our operations and financial results.

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, May 11, 2020 beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 877-705-6003 for domestic callers or 201-493-6725 for international callers. A live and recorded webcast of the event will be available at http://investors.pulsebiosciences.com/.

About Pulse Biosciences

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve and extend the lives of patients. If cleared, the CellFX® System will be the first commercial product to harness the distinctive advantages of the Company’s proprietary Nano-Pulse Stimulation™ (NPS™) technology to treat a variety of applications for which an optimal solution remains unfulfilled. Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. Subject to regulatory approval, the initial commercial use of the CellFX System is expected to address a broad range of dermatologic conditions that share high demand among patients and practitioners for improved and durable aesthetic outcomes. Designed as a multi-application platform, the CellFX System is intended to offer customer value with a utilization-based revenue model across an expanding spectrum of clinical applications.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation and NPS are trademarks of Pulse Biosciences, Inc.

Caution: Pulse Biosciences’ CellFX System and Nano-Pulse Stimulation technology are for investigational use only.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals including meetings with FDA and the ability of the Company to design studies to produce data for a new 510(k) submission for the CellFX System, the ability of the Company to prepare and provide data to FDA, NPS technology including the effectiveness of such technology, the CellFX System including the benefits of the CellFX System and commercialization of the CellFX System, current and planned future clinical studies and the ability of the Company to execute such studies and results of any such studies, other matters related to its pipeline of product candidates, the Company’s market opportunity and commercialization plans, the Company’s ability to raise capital through the rights offering or to consummate the rights offering, and the related registration statement, future financial performance, the impact of COVID-19 and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or

Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or
press@pulsebiosciences.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$7,864	$6,899
Investments	8,022	18,499
Prepaid expenses and other current assets	545	1,005
Total current assets	16,431	26,403

Property and equipment, net	2,633	2,566
Intangible assets, net	4,381	4,547
Goodwill	2,791	2,791
Right-of-use assets	5,043	5,114
Other assets	562	494
Total assets	$31,841	$41,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,214	$1,963
Accrued expenses	2,071	2,496
Lease liability, current	98	—
Total current liabilities	3,383	4,459

Lease liability, less current	6,690	6,719
Total liabilities	10,073	11,178

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value: authorized – 500,000 shares; issued and outstanding – 20,869 shares and 20,825 shares at March 31, 2020 and December 31, 2019, respectively	21	21
Additional paid-in capital	156,291	153,401
Accumulated other comprehensive income	17	4
Accumulated deficit	(134,561)	(122,689)
Total stockholders’ equity	21,768	30,737
Total liabilities and stockholders’ equity	$31,841	$41,915

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three-Month Periods Ended
	March 31,
	2020	2019
Revenue	$—	$—
Operating expenses:
General and administrative	5,603	4,401
Research and development	6,181	5,842
Amortization of intangible assets	166	167
Total operating expenses	11,950	10,410
Other income:
Interest income	78	332
Total other income	78	332
Net loss	(11,872)	(10,078)
Other comprehensive loss:
Unrealized gain on available-for-sale securities	13	3
Comprehensive loss	$(11,859)	$(10,075)
Net loss per share:
Basic and diluted net loss per share	$(0.57)	$(0.49)
Weighted average shares used to compute net loss per common share — basic and diluted	20,838	20,679

	Three-Month Periods Ended
	March 31,
Stock Based Compensation Expense:	2020	2019
General and administrative	$1,749	$1,485
Research and development	877	876
Total stock-based compensation expense	$2,626	$2,361